N-SAR Exhibit: Sub-item 77I (a)
Legg Mason Partners Income Trust
Western Asset Short Term Yield Fund

Item 77I(a): Terms of new or amended securities

In response to Sub-Items 77I(a), the Registrant incorporates by reference Post-Effective Amendment No. 399 to Form N-1A filed on November 21, 2017 pursuant to Rule 485(b) of the Securities Act of 1933 (Accession No. 0001193125-17-349223).